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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 11, 2000 (except Note 10, as to which the date is February 29, 2000), in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Triton Network Systems, Inc. for the registration of 000,000 shares of its common stock.


                                             /s/ Ernst & Young LLP



Orlando, Florida
February 29, 2000